EXHIBIT 2.1.2

                               SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of the 24th day of June, 1996, by and among New STAT Healthcare, Inc. ("NEW STAT"), STAT Healthcare, Inc. ("OLD STAT"), STAT Acquisition Corp. ("STAT ACQUISITION"), and AmHealth Corporation, AmHealth Enterprises of the Valley, Inc. and AmHealth Ambulatory Services, Inc. (collectively, the "AMHEALTH CORPORATIONS") and AmHealth Kidney Centers of the Valley, Ltd., Weslaco Kidney Center, Ltd., Starr Dialysis Center, Ltd., Mission Kidney Center, Ltd., Brownsville Kidney Center, Ltd., AmHealth Ambulatory Healthcare, Ltd., Southwestern Infusion Healthcare, Ltd., Brownsville Hyperbaric Healthcare, Ltd., and AmHealth Medical Management, Ltd. (collectively, the "AMHEALTH PARTNERSHIPS").

                              W I T N E S S E T H:

      WHEREAS, New STAT, Old STAT, STAT Acquisition and the AmHealth Entities are parties to that certain Amended and Restated Agreement and Plan of Reorganization (the "Agreement") dated as of March 15, 1996, as amended by the First Amendment thereto dated June 13, 1996, respecting, among other things, the merger of STAT Acquisition with and into Old STAT and the merger of the AmHealth Corporations with and into New STAT; and

      WHEREAS, the parties thereto desire to further revise, supplement and amend the Agreement as provided below.

      NOW, THEREFORE, the parties hereto, in consideration of certain value received by the respective parties hereto and the mutual promises and agreements hereinafter set forth, agree as follows:

      1. DEFINITIONS. Each capitalized term that is used in this Amendment but not otherwise defined herein shall have the meaning assigned thereto in the Agreement.

      2. AMENDMENTS TO THE AGREEMENT. The Agreement is hereby amended as follows:

            (A) Section 2.1 (a) shall be amended to read as follows:

                  "Each of the AmHealth Corporations shall be merged with and into New STAT. At the Closing, the separate existence of each of the AmHealth Corporations shall cease and New STAT shall continue as the surviving corporation of the AmHealth Merger. The Certificate of Incorporation and

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                  Bylaws of New STAT as in effect immediately prior to the
                  Closing shall be the Certificate of Incorporation and Bylaws of the surviving corporation, until thereafter amended in accordance with the DGCL, such Certificate of Incorporation and/or Bylaws."

            (B) Section 2.1(c) shall be amended to read as follows:

                  "STAT Acquisition shall be merged with and into Old STAT. At the Closing, the separate corporate existence of STAT Acquisition shall cease and Old STAT shall continue as the surviving corporation of the Old STAT Merger. The Certificate of Incorporation and Bylaws of Old STAT as in effect immediately prior to the Closing shall be the Certificate of Incorporation and Bylaws of the surviving corporation, until thereafter amended in accordance with the DGCL, such Certificate of Incorporation and/or Bylaws."

            (C) Section 2.3 shall be amended to include the following language as subsection (f):

                  "Conversion of Shares of STAT Acquisition. Each share of common stock, par value $.01, of STAT Acquisition issued and outstanding immediately prior to the Closing shall be converted into one share of validly issued, fully paid and nonassessable share of the surviving corporation in the Old STAT Merger."

      3. COUNTERPARTS. This Amendment to the Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      4. CONTINUATION OF THE AGREEMENT.Except as amended by this Amendment, all terms and conditions of the Agreement remain in full force and effect.

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      IN WITNESS WHEREOF, the AmHealth Corporations, the AmHealth Partnerships,
New STAT, Old STAT and STAT Acquisition have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

NEW STAT HEALTHCARE, INC.                 STAT HEALTHCARE, INC.

By    /s/ NED E. CHAPMAN                  By    /s/ NED E. CHAPMAN
      Ned E. Chapman                            Ned E. Chapman
      Chief Financial Officer                   Chief Financial Officer


STAT ACQUISITION CORP.                    AMHEALTH CORPORATION

By    /s/ NED E. CHAPMAN                  By    /s/ RUBEN A. PEREZ
      Ned E. Chapman                            Ruben A. Perez
      Chief Financial Officer                   President


AMHEALTH ENTERPRISES OF THE               AMHEALTH AMBULATORY
VALLEY, INC.                              SERVICES, INC.

By    /s/ RUBEN A. PEREZ                  By    /s/ RUBEN A. PEREZ
      Ruben A. Perez                            Ruben A. Perez
      President                                 President


AMHEALTH KIDNEY CENTERS                   WESLACO KIDNEY CENTER, LTD.
OF THE VALLEY, LTD.

By:   AmHealth Enterprises of             By:   AmHealth Enterprises of
      the Valley, Inc.,                         the Valley, Inc.,
      Its General Partner                       Its General Partner

By    /s/ RUBEN A. PEREZ                  By    /s/ RUBEN A. PEREZ
      Ruben A. Perez                            Ruben A. Perez
      President                                 President

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STARR DIALYSIS CENTER, LTD.               MISSION KIDNEY CENTER, LTD.

By:   AmHealth Enterprises of             By:   AmHealth Enterprises of
      the Valley, Inc.,                         the Valley, Inc.,
      Its General Partner                       Its General Partner

By    /s/ RUBEN A. PEREZ                  By    /s/ RUBEN A. PEREZ
      Ruben A. Perez                            Ruben A. Perez
      President                                 President


BROWNSVILLE KIDNEY CENTER, LTD.           AMHEALTH AMBULATORY HEALTHCARE, LTD.

By:   AmHealth Enterprises of             By:   AmHealth Ambulatory
      the Valley, Inc.,                         Services, Inc.,
      Its General Partner                       Its General Partner

By    /s/ RUBEN A. PEREZ                  By    /s/ RUBEN A. PEREZ
      Ruben A. Perez                            Ruben A. Perez
      President                                 President


SOUTHWESTERN INFUSION HEALTHCARE, LTD.    BROWNSVILLE HYPERBARIC
                                            HEALTHCARE, LTD.

By:   AmHealth Ambulatory                 By:   AmHealth Ambulatory
      Services, Inc.,                           Services, Inc.,
      Its General Partner                       Its General Partner

By    /s/ RUBEN A. PEREZ                  By    /s/ RUBEN A. PEREZ
      Ruben A. Perez                            Ruben A. Perez
      President                                 President


AMHEALTH MEDICAL MANAGEMENT, LTD.

By:   AmHealth Ambulatory
      Services, Inc.,
      Its General Partner

By    /s/ RUBEN A. PEREZ
      Ruben A. Perez
      President

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